STATE OF NEW YORK    }
DEPARTMENT OF STATE  }ss:

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on October 12, 2000.

                        (STATE SEAL OF NEW YORK OMITTED)

By: /s/ signature illegible
---------------------------
        Special Deputy Secretary of State

                              CERTIFICATE OF MERGER

                                       OF

                                 EDUMEDIA, INC.

                                      INTO

                             Icon Acquisition Corp.

         Pursuant to Section 904 of the Business Corporation Law of the
                               State of New York
 ------------------------------------------------------------------------------


         It is hereby certified, upon behalf of each of the constituent corporations herein named as follows:

         FIRST: That the Board of Directors of each of the constituent corporations has duly adopted a Plan of Merger setting for the terms and conditions of the merger of said corporations.

         SECOND: The name of the domestic constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation", is Icon Acquisition Corp., which shall herewith be changed to Edumedia Software Solutions Corporation, a New York corporation. The date upon which its Certificate of Incorporation was filed by the Department of State is November 28, 1994.

         THIRD: The name of the foreign constituent corporation, which is merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation", is Edumedia, Inc., a New Jersey corporation incorporated on October 12, 1995.

         No Application for Authority in the State of New York of the merged constituent corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York.

         FOURTH: As to each constituent corporation, the Plan of Merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the Plan of Merger, and the specification of each class and series entitled to vote as a class on the Plan of Merger, as follows:


                 ICON ACQUISITION CORP., A New York Corporation

    Designation of each        Number of outstanding    Designation of class and      Classes and series
   outstanding class and       shares of each class      series entitled to vote     entitled to vote as a
     series of shares                                                                        class
---------------------------- -------------------------- -------------------------- --------------------------
       Common Stock                  8,573,337                Common Stock                    ---



                    EDUMEDIA, INC., A New Jersey Corporation

    Designation of each        Number of outstanding    Designation of class and      Classes and series
   outstanding class and       shares of each class      series entitled to vote     entitled to vote as a
     series of shares                                                                        class
---------------------------- -------------------------- -------------------------- --------------------------
       Common Stock                 12,400,000                Common Stock                    ---



         FIFTH: The merger herein certified was authorized in respect of the surviving constituent corporation by the affirmative votes of the shareholders entitled to vote on the Plan of Merger, having not less than the minimum requisite proportion of votes in accordance with section 903 of the Business Corporation Law of the State of New York. Written notice has been given as and to the extent required by section 605 of the Business Corporation Law.

         SIXTH: The merger herein certified was authorized in respect of the merged constituent corporation in accordance with the laws of the State of New Jersey, the state of incorporation, and is in compliance with the laws of that state.

         SEVENTH: The following is a statement of any amendments or changes in the Certificate of Incorporation of the surviving constituent corporation to be effected by the merger:

         1. "ARTICLE I - Name: The name of this corporation is Icon Acquisition Corp."

         is changed to:

         "ARTICLE I - Name: The name of this corporation is Edumedia Software Solutions Corporation"

         2. "ARTICLE IV - Number of Shares: The aggregate number of shares which the corporation shall have the authority to issue is Twenty Million (20,000,000), all of which shall have a par value of One ($.001) Mil."

         is changed to:

         "ARTICLE IV - Number of Shares: The aggregate number of shares which the corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of Common Stock each of a par value of One Mil ($0.001), and Five Million (5,000,000) shares of Preferred Stock each of a par value of One Mil ($0.001), such that each such share of Preferred Stock shall be convertible into five (5) shares of Common Stock, at the option of the holder of such share of Preferred Stock."

         EIGHTH:  This Certificate of Merger shall be effective upon filing.


Dated: October 12, 2000


FOR ICON ACQUISITION CORP.          FOR EDUMEDIA, INC.

By: /s/ Mr. Morris Diamond                    By: /s/ Mr. John P. Daglis
--------------------------                    --------------------------
        Mr. Morris Diamond                            Mr. John P. Daglis
        President                                     President